                                                                    Exhibit 1(a)

                            CERTIFICATE OF TRUST OF

                          MASTER SMALL CAP VALUE TRUST

          THIS Certificate of Trust of Master Small Cap Value Trust (the "Trust") is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.) (the "Act").

        1.  Name.  The name of the business trust formed hereby is Master Small
            ----
 Cap Value Trust.

        2.  Registered Agent.  The business address of the registered office of
            ----------------
the Trust in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of the Trust's registered agent at such address is The Corporation Trust Company.

        3.  Effective Date.  This Certificate of Trust shall be effective upon
            --------------
the date and time of filing.

        4.  Investment Company.  The Trust will be a registered investment
            ------------------
company under the Investment Company Act of 1940, as amended.

        IN WITNESS WHEREOF, the undersigned, have executed this Certificate of Trust in accordance with Section 3811 (a) (1) of the Act.

/s/ Terry K. Glenn                                          /s/ Stephen B. Swensrud
----------------------------------------------  -----------------------------------------------
Terry K. Glenn, as Trustee                              Stephen B. Swensrud, as Trustee

/s/ M. Colyer Crum                                          /s/ J. Thomas Touchton
----------------------------------------------  -----------------------------------------------
M. Colyer Crum, as Trustee                              J. Thomas Touchton, as Trustee

/s/ Laurie Simon Hodrick                                       /s/ Fred G. Weiss
----------------------------------------------  -----------------------------------------------
Laurie Simon Hodrick, as Trustee                           Fred G. Weiss, as Trustee

/s/ Jack B. Sunderland                                         /s/ Arthur Zeikel
----------------------------------------------  -----------------------------------------------
Jack B. Sunderland, as Trustee                             Arthur Zeikel, as Trustee
